UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 1, 2017

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2017, the Board of Directors (the “Board”) of Cubic Corporation (the “Company”) appointed Anshooman Aga as Executive Vice President and Chief Financial Officer of the Company, replacing John D. Thomas.  Mr. Aga has served as the Executive Vice President, Finance of the Company since July 2017.

In connection with his appointment, Mr. Aga’s compensation package remains unchanged from the compensation package outlined in his offer letter executed in connection with his commencement of employment with the Company (the “Offer Letter”).  He will continue to be paid an annual salary of $400,000 and his target annual bonus will be equal to 60% of his annual base salary.  Pursuant to the Offer Letter, Mr. Aga is also eligible to receive relocation and home purchase assistance for one year from his commencement of employment, subject to the requirement that he repay any such assistance in the event he voluntarily terminates his employment prior to the second anniversary of his commencement of employment.  Mr. Aga will be eligible for an annual award of restricted stock units with a target value of $500,000 for fiscal year 2018 pursuant to the Company’s long-term incentive plan.  Mr. Aga will also participate in the Company’s Transition Protection Plan.

Mr. Aga has served as Executive Vice President, Finance of the Company since July 2017. Prior to joining the Company, from June 2015 to July 2017, Mr. Aga was Senior Vice President and Chief Financial Officer of AECOM’s multi-billion dollar Design and Consulting Services (DCS) business in the Americas. He also held a series of financial leadership positions at Siemens, including CFO of the Energy Automation business based in Nuremburg, Germany, from October 2012 to May 2015, in addition to similar Chief Financial Officer roles for Siemen’s Rail Electrification and TurboCare business units, from October 2011 to September 2012. Mr. Aga holds a Masters of Business Administration with honors from Rollins College, where he majored in Accounting and Finance, as well as a Bachelor of Science in Finance from Troy University, where he graduated summa cum laude.

There are no family relationships between Mr. Aga and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed with respect to the fiscal year ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2017	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President, General Counsel & Secretary